Exhibit 4.4

Execution Copy

FIRST AMENDMENT TO
REVOLVING CREDIT AGREEMENT

          This First Amendment to Revolving Credit Agreement, dated as of October 8, 2004 (this “Amendment”), by and among CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), CANADA STARCH OPERATING COMPANY INC., a company constituted under the federal laws of Canada (the “Canadian Borrower”; together with the U.S. Borrower, each individually a “Borrower” and collectively the “Borrowers”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), Bank of Montreal, as Canadian Funding Agent for the Canadian Lenders (as defined herein) (the “Canadian Funding Agent”), as issuing bank under the Canadian Facility (as defined herein) (the “Canadian Issuing Bank”) and as swing line lender under the Canadian Facility (the “Canadian Swing Line Lender”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank under the U.S. Facility (as defined herein) (the “U.S. Issuing Bank”) and as swing line lender under the U.S. Facility (the “U.S. Swing Line Lender”).

WITNESSETH:

          WHEREAS, the Borrowers, the Lenders, the Canadian Funding Agent and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of September 2, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

          WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement so as to make certain changes in the terms and conditions of the Credit Agreement as more fully set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such terms in the Credit Agreement.

          2. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Canadian Swing Line Commitment” with the following new definition:

     “Canadian Swing Line Commitment” shall mean the commitment of the Canadian Swing Line Lender to make Canadian Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed Cdn.$3,000,000 or the U.S. Dollar Equivalent thereof at any one time.

          3. Amendment to Section 3.13(a) of the Credit Agreement. Section 3.13(a) of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof:

Canadian Swing Line Loans made to the Canadian Borrower shall be in either Canadian Dollars or U.S. Dollars, at the option of the Canadian Borrower.

          4. Amendment to Section 3.13(b) of the Credit Agreement. Section 3.13 of the Credit Agreement is hereby amended by replacing subsection (b) of such Section in its entirety with the following:

     (b) The Canadian Borrower shall give the Canadian Funding Agent and the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Canadian Swing Line Borrowing substantially in the form of Exhibit J attached hereto (“Notice of Canadian Swing Line Borrowing”) prior to 1:00 p.m. (Toronto, Canada time) on the requested date of each Canadian Swing Line Borrowing. Each Notice of Canadian Swing Line Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Canadian Swing Line Loan, (ii) the date of such Canadian Swing Line Loan (which shall be a Business Day) and (iii) the account of the Canadian Borrower to which the proceeds of such Canadian Swing Line Loan should be credited. The Canadian Funding Agent will promptly advise the Canadian Swing Line Lender of each Notice of Canadian Swing Line Borrowing. Each Canadian Swing Line Loan shall accrue interest at the Canadian Swing Line Rate and shall have an Interest Period (subject to the definition thereof) as agreed between the Canadian Borrower and the Canadian Swing Line Lender. The aggregate principal amount of each Canadian Swing Line Loan shall be not less than Cdn.$100,000 or the U.S. Dollar Equivalent thereof or a larger multiple of Cdn.$50,000 or the U.S. Dollar Equivalent thereof, or such other minimum amounts agreed to by the Canadian Swing Line Lender and the Canadian Borrower. The Canadian Swing Line Lender will make the proceeds of each Canadian Swing Line Loan available to the Canadian Borrower in Canadian Dollars or U.S. Dollars in immediately available funds at the account specified by the Canadian Borrower in the applicable Notice of Canadian Swing Line Borrowing not later than 2:00 p.m. (Toronto, Canada time) on the requested date of such Canadian Swing Line Loan.

          5. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon the receipt by the Administrative Agent of a duly executed counterpart of this Amendment executed by the Borrowers and the Required Lenders.

          6. Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and Lenders that:

   a. the execution, delivery and performance of this Amendment (i) are within such Borrower’s corporate power, (ii) have been duly authorized by all necessary corporate and shareholder action, (iii) do not require the consent, approval, authorization of, or registration or filing with, any Person, except those as have been obtained or made and are in full force and effect, and (iv) will not violate any requirement of law applicable to such Borrower or will not violate or result in a default under any indenture, material agreement or other material instrument binding on such Borrower or such Borrower’s charter or by-laws;

   b. this Amendment has been duly executed and delivered for the benefit or on behalf of such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general, and by principles of equity; and

   c. after giving effect to this Amendment, all of the representations and warranties set forth in Article VI of the Credit Agreement, except for changes expressly permitted herein and except to the extent such representations and warranties relate solely to an earlier date, are true and correct in all material respects and no Event of Default has occurred and is continuing as of the date hereof.

          7. Survival. Except as expressly provided herein, the Credit Agreement shall continue in full force and effect, and the unamended terms and conditions of the Credit Agreement are expressly incorporated herein and ratified and confirmed in all respects. This Amendment is not intended to be or create, nor shall it be construed as, a novation or an accord and satisfaction.

          8. Effect of Amendment. From and after the date hereof, references to the Credit Agreement shall be references to the Credit Agreement as amended hereby.

          9. Entire Understanding. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Neither this Amendment nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Credit Agreement.

          10. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          11. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

CORN PRODUCTS INTERNATIONAL, INC., as U.S. Borrower

By:	/s/ Cheryl K. Beebe

Name:	Cheryl K. Beebe
Title:	Vice President and
Chief Financial Officer

By:	/s/ Kimberly A. Hunter

Name:	Kimberly A. Hunter
Title:	Treasurer

CANADA STARCH OPERATING COMPANY INC., as Canadian Borrower

By:	/s/ Cheryl K. Beebe

Name:	Cheryl K. Beebe
Title:	Authorized Signatory

By:	/s/ Kimberly A. Hunter

Name:	Kimberly A. Hunter
Title:	Authorized Signatory

FIRST AMENDMENT TO CREDIT AGREEMENT